                                                                      EXHIBIT 12

                        CIT GROUP INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                ($ IN MILLIONS)



                                                        JUNE 2       OCTOBER 1, 2000
                                     FOR THE NINE       THROUGH          THROUGH
                                     MONTHS ENDED    JUNE 30, 2001    JUNE 1, 2001
                                     JUNE 30, 2002    (SUCCESSOR)     (PREDECESSOR)
                                     -------------    -----------     -------------
Net (loss) income..................    ($6,109.9)       $ 71.2          $  241.4
Provision for income taxes.........        247.5          53.2             180.1
                                       ---------        ------          --------
Loss earnings before provision for
  income taxes.....................     (5,862.4)        124.4             421.5
Fixed charges:
    Interest and debt expenses on
      indebtedness.................      1,091.5         161.8           1,674.9
    Minority interest in subsidiary
      trust holding solely
      debentures of the Company....         12.5           1.6              12.8
    Interest factor -- one third of
      rentals on real and personal
      properties...................         11.7           1.5              11.9
                                       ---------        ------          --------
Total fixed charges................      1,115.7         164.9           1,699.6
                                       ---------        ------          --------
Total (loss) earnings before
  provision for income taxes and
  fixed charges....................    ($4,746.7)       $289.3          $2,121.1
                                       ---------        ------          --------
                                       ---------        ------          --------
Ratios of earnings
  to fixed charges.................           (1)         1.75x             1.25x

                                                               FOR THE YEARS ENDED 12/31
                                     -----------------------------------------------------------------------------
                                         2000            1999            1998            1997            1996
                                     (PREDECESSOR)   (PREDECESSOR)   (PREDECESSOR)   (PREDECESSOR)   (PREDECESSOR)
                                     -------------   -------------   -------------   -------------   -------------
Net (loss) income..................    $  611.6        $  389.4        $  338.8        $  310.1        $  260.1
Provision for income taxes.........       373.9           207.6           185.0           178.0           155.7
                                       --------        --------        --------        --------        --------
Loss earnings before provision for
  income taxes.....................       985.5           597.0           523.8           488.1           415.8
Fixed charges:
    Interest and debt expenses on
      indebtedness.................     2,497.7         1,293.4         1,040.8           937.2           848.3
    Minority interest in subsidiary
      trust holding solely
      debentures of the Company....        19.2            19.2            19.2            16.3          --
    Interest factor -- one third of
      rentals on real and personal
      properties...................        19.6            10.6             7.9             8.5             8.1
                                       --------        --------        --------        --------        --------
Total fixed charges................     2,536.5         1,323.2         1,067.9           962.0           856.4
                                       --------        --------        --------        --------        --------
Total (loss) earnings before
  provision for income taxes and
  fixed charges....................    $3,522.0        $1,920.2        $1,591.7        $1,450.1        $1,272.2
                                       --------        --------        --------        --------        --------
                                       --------        --------        --------        --------        --------
Ratios of earnings
  to fixed charges.................        1.39x           1.45x           1.49x           1.51x           1.49x
---------


(1) Earnings were insufficient to cover fixed charges by $5,862.4 million in the nine months ended June 30, 2002. Earnings for the nine months ended June 30, 2002 included a goodwill impairment charge of $6,511.7 million in accordance with SFAS 142, Goodwill and other Intangible Assets.